As Filed With the Securities and Exchange Commission on  March 13, 1998
FILE NO. 333-
--------------------------------------------------------------------------------


                                             SECURITIES AND EXCHANGE COMMISSION
                                                      Washington, D.C.
                                                           -------
                                                          FORM S-8
                                                   REGISTRATION STATEMENT
                                                            Under
                                                 The Securities Act of 1933
                                                          --------

                                                      EFTC CORPORATION
                          (Exact name of registrant as specified in its charter)

Colorado                                              84-0854616
(State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)

9351 Grant Street
Denver, Colorado                                     80229
(Address of principal executive offices)            (Zip Code)

                                                      EFTC CORPORATION
                                    STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                                          (As amended and restated July 9, 1997)

                                                      EFTC CORPORATION
                                                    EQUITY INCENTIVE PLAN
                                          (As amended and restated July 9, 1997)

                                                      EFTC CORPORATION
                                                   STOCK OPTION AGREEMENTS
                               (Effective August 5, 1996 and September 30, 1997)
                                                  (Full title of the Plans)
                                                          ---------

Stuart W. Fuhlendorf                           With copies to:
Vice President, Chief Financial Officer        Francis R. Wheeler, Esq.
EFTC Corporation                               Whitney Holmes, Esq.
9351 Grant Street                              Holme Roberts & Owen LLP
Denver, Colorado 80229                         1700 Lincoln, Suite 4100
(Name and address of agent for service)        Denver, Colorado  80203
                                               (303) 861-7000
(303) 451-8200
(Telephone number, including area code,
of agent for service)

                         CALCULATION OF REGISTRATION FEE

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

Title of                                    Proposed Maximum      Proposed Maximum
Securities to be           Amount to be     Offering              Aggregate Amount of
Registered                 Registered       Price Per Share(1)    Offering Price(1)    Registration Fee
-------------------------------------------------------------------------------------------------------------------


Common Stock                 140,000 (2)    $13.6875              $ 1,916,250          $  565.29
                           1,000,000 (3)    $13.6875              $13,687,500          $4,037.81
                             197,941 (4)    $ 4.125               $   816,507          $  240.87
                             472,500 (5)    $14.3125              $ 6,762,656          $1,994.98

                                                           Total: $23,182,913          $6,838.95

-------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee for the shares being registered hereby pursuant to Rule 457 based on (a) $13.6875 per share (the average of the high and low sales price for Common Stock on March 6, 1998 as reported on the Nasdaq National Market) for 140,000 shares, of Common Stock that may be acquired upon exercise of options under the Stock Option Plan For Non-Employee Directors, (b) $13.6875 per share for 1,000,000 shares (the average of the high and low sales price for Common Stock on March 6, 1998 as reported on the Nasdaq National Market) of Common Stock that may be acquired upon exercise of options under the Equity Incentive Plan, (c) an exercise price of $4.125 per share for 197,941 shares of Common Stock that may be acquired upon exercise of stock options granted under the Stock Option Agreement dated August 5, 1996, and (d) an exercise price of $14.3125 per share for 472,500 shares of Common Stock that may be acquired upon exercise of stock options granted under the Stock Option Agreements dated September 30, 1997.
(2)  Covered by the Stock Option Plan for Non-Employee Directors.
(3)  Covered by the Equity Incentive Plan.
(4)  Covered by the Stock Option Agreement dated August 5, 1996.
(5)  Covered by the Stock Option Agreements dated September 30, 1997.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission (the  "Commission") are incorporated by reference in the Registration
Statement:

     (1) Annual Report on Form 10-K of the Company for the year ended December 31, 1996.

         (2) Current Report Form 8-K of the Company filed with the Commission on March 5, 1997, as amended by Form 8-K/A of the Company filed with the Commission on May 2, 1997.

     (3) Current Report Form 8-K of the Company filed with the Commission on August 26, 1997.

         (4) Current Report Form 8-K of the Company filed with the Commission on October 15, 1997, as amended by Form 8-K/A of the Company filed with the Commission on December 15, 1997.

         (5) Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 1997, as amended by Form 10-Q/A of the Company filed with the Commission on November 12, 1997.

         (6) Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 1997, as amended by Form 10-Q/A of the Company filed with the Commission on November 12, 1997.

     (7) Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 1997.

     (8) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-2 (File No. 333-38433) filed on October 22, 1997.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.


Item 4.  Description of Securities

         Not Applicable.


Item 5.  Interests of Named Experts

         Not Applicable.


Item 6.  Indemnification of Directors and Officers

         Article Five of the Company's Articles of Incorporation and Article VI of the Company's Bylaws require the Company to indemnify, to the fullest extent authorized by applicable law, any person who is or is threatened to be made a party to any civil, criminal, administrative, arbitrative or investigative proceeding instituted or threatened by reason of the fact that he is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan.

         Article Four of the Company's Articles of Incorporation provides that, to the fullest extent permitted by the Colorado Corporation Code or any successor statute, directors of the Company shall not be liable to the Company or any of its shareholders for monetary damages caused by a breach of a fiduciary duty by such director.

         Sections 7-109-102 and 103 of the Colorado Business Corporation Act ("CBCA") authorize the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses (including attorney's fees) judgments, fines and amounts paid in settlement and reasonably incurred in connection with any action seeking to establish such liability, in the case of third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in the case of actions by or in the right of the corporation, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and if such officer or director shall not have been adjudged liable to the corporation, unless a court otherwise determines. Indemnification is also authorized with respect to any criminal action or proceeding where the officer or director also had no reasonable cause to believe his conduct was unlawful.

         The above discussion of the Company's Articles of Incorporation, Bylaws and the CBCA is only a summary and is qualified in its entirety by the full text of each of the foregoing.


Item 7.  Exemption from Registration Claimed

         Not Applicable.


Item 8.  Exhibits

Exhibit No.        Description

5.1            Opinion of Holme Roberts & Owen LLP.

23.1           Consent of KPMG Peat Marwick LLP, Denver, Colorado.

23.2           Consent of Arthur Andersen LLP, Portland, Oregon.

23.3           Consent of KPMG Peat Marwick LLP, Memphis, Tennessee.

23.4           Consent of Holme Roberts & Owen LLP is contained in its legality opinion filed as Exhibit 5.1.

24.1           Powers of Attorney.


Item 9.  Undertakings

         (a)      Rule 415 Offerings.

The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Filings incorporating subsequent Exchange Act documents by reference.

         The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Request for acceleration of effective date or filing of registration statement on Form S-8.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, March 13, 1998.

                                EFTC CORPORATION,
                                a Colorado corporation


                                By /s/ Jack Calderon
                                       Jack Calderon
                                       President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                               Title/Position Held
Signature                      with Registrant                    Date


        *                      Chairman of the Board              March 13, 1998
--------------------
Gerald J. Reid

/s/ Jack Calderon              President, Chief                   March 13, 1998
-----------------------------  Executive Officer
Jack Calderon                  and Director


        *                      Director                           March 13, 1998
--------------------
Lucille A. Reid


/s/ Stuart W. Fuhlendorf       Chief Financial Officer            March 13, 1998
------------------------       and Director
Stuart W. Fuhlendorf


        *                      Director                           March 13, 1998
--------------------
James A. Doran

        *                      Director                           March 13, 1998
--------------------
Robert McNamara

        *                       Director                          March 13, 1998
--------------------
Masoud S. Shirazi

        *                       Director                          March 13, 1998
--------------------
Darrayl Cannon


/s/ Brent L. Hofmeister         Controller                        March 13, 1998
-----------------------
Brent L. Hofmeister

        *                       Director                          March 13, 199
--------------------
Richard L. Monfort

        *                       Director                          March 13, 1998
--------------------
David W. Van Wert

        *                       Director                          March 13, 1998
--------------------
Charles E. Hewitson

        *                       Director                          March 13, 1998
--------------------
Gregory C. Hewitson


*By:  /s/ Stuart W. Fuhlendorf
    Stuart W. Fuhlendorf,
    as attorney-in-fact

INDEX TO EXHIBITS

Exhibit
Number                       Description                                   Page


5.1      Opinion of Holme Roberts & Owen LLP.                               10

23.1     Consent of KPMG Peat Marwick LLP, Denver, Colorado.                12

23.2     Consent of Arthur Andersen LLP, Portland, Oregon.                  14

23.3     Consent of KPMG Peat Marwick LLP, Memphis, Tennessee.              16

23.4 Consent of Holme Roberts & Owen LLP is contained in its legality opinion filed as Exhibit 5.1.

24.1     Powers of Attorney.                                                18

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